EXHIBIT 99



                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of The Bombay Company, Inc. (the "Company") on Form 10-K for the year ended February 1, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ BRIAN N. PRIDDY                           /s/ ELAINE D. CROWLEY
-----------------------------                 ------------------------------
Brian N. Priddy                               Elaine D. Crowley
Executive Vice President, Operations                                    Senior
Vice President, Chief Financial
Chairman, Executive Committee*                Officer and Treasurer


Date: April 16, 2003                          Date: April 16, 2003










A signed original of this written statement required by Section 906 has been provided to The Bombay Company, Inc. and will be retained by The Bombay Company, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

* On August 20, 2002, the Company announced the resignation of its Chairman, President and Chief Executive Officer. An Executive Committee of management has been appointed to direct the Company's business until a new Chief Executive Officer is named.